Exhibit 99.1

NEWS RELEASE

October 29, 2019

AVANGRID Reports Third Quarter 2019 Earnings Results

●	Montague ~201 MW wind farm in Oregon reached COD in October
●	Announced Repowering of Klondike II ~75 MW wind farm in Oregon
●	Reached agreement with Axium Infrastructure to sell 50% stake of Dry Lake II wind farm and Copper Crossing solar project both in Arizona
●	Executing on Forward 2020+ Mid-period Assessment initiatives
●	Progressing on rate cases in New York and Maine

(Orange, CT – October 29, 2019) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $150 million, or $0.48 per share, for the third quarter ended September 30, 2019, compared to $125 million, or $0.40 per share, for the same period in 2018. For the first nine months of 2019, consolidated net income was $477 million, or $1.54 per share, compared to $476 million, or $1.54 per share, for the first nine months of 2018.

On a non-U.S. GAAP adjusted basis, consolidated net income for the third quarter 2019 was $123 million, or $0.40 per share, compared to $139 million, or $0.45 per share, for the same period in 2018. For the first nine months of 2019, non-U.S. GAAP consolidated adjusted net income was $442 million, or $1.43 per share, compared to $511 million, or $1.65 per share, for the first nine months of 2018.

“The third quarter results reflected positive performance in Renewables, with improved production due to better wind resource and new assets in service,” commented James P. Torgerson, chief executive officer of AVANGRID. “Year-to-date earnings benefited from Forward 2020+ Mid-period Assessment achievements helping to offset lower wind production and pricing in Renewables, as well as higher outage restoration and staging costs in Networks.”

“We continue to make progress executing our strategic plan,” added Torgerson. “During the third quarter, the ~201 MW Montague wind farm became fully operational and we announced the future repowering of our Klondike II wind farm in Oregon. We continue to invest in our electric and gas infrastructures, grow our Renewables pipeline, and execute asset sales/partnership transactions and we have already secured power purchase agreements for more than 100% of our long-term outlook target through 2022. In addition, we are progressing on rate cases in New York and Maine including enhanced recovery mechanisms for outage restoration and staging costs.”

	U.S. GAAP Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$0.28	$0.31	$(0.03)	$1.14	$1.21	$(0.07)
Renewables	0.24	0.06	0.17	0.49	0.45	0.04
Corporate	(0.04)	0.03	(0.07)	(0.09)	(0.06)	(0.03)
Gas Storage	-	(0.00)	0.00	-	(0.06)	0.06

Earnings Per Share	$0.48	$0.40	$0.08	$1.54	$1.54	$0.00

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

	Non-U.S. GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18	Adjusted 2019	Adjusted 2018	Adjusted ‘19 vs ‘18
Networks	$0.29	$0.31	$(0.02)	$1.15	$1.22	$(0.07)
Renewables	0.15	0.11	0.04	0.37	0.48	(0.10)
Corporate	(0.04)	0.03	(0.07)	(0.09)	(0.04)	(0.05)

Adjusted Earnings Per Share	$0.40	$0.45	$(0.05)	$1.43	$1.65	$(0.22)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude the Gas Storage and Trading businesses and certain losses related to their sale, mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, loss from held for sale measurement, the impact of the Tax Act, restructuring charges and income from release of collateral. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

Avangrid Networks

Earnings for the third quarter 2019 compared to 2018 benefited from rate adjustments in Connecticut and Massachusetts and mid-period assessment achievements, which were more than offset by unfavorable depreciation expense due to additional assets in service and increased outage restoration.

Earnings for the first nine months of 2019 compared to the same period in 2018 benefited from rate adjustments in New York (1H ’19), Connecticut and Massachusetts and mid-period assessment achievements, which were offset by unfavorable depreciation expense due to additional assets in service and increased outage restoration and staging costs.

Avangrid Renewables

Earnings for the third quarter 2019 compared to 2018 benefited primarily from higher mark-to-market earnings, favorable wind production and minority interest income, which were partially offset by unfavorable pricing and the absence of income from the settlement of a counterparty bankruptcy proceeding which was recorded in the third quarter of 2018.

Earnings for the first nine months of 2019 compared to 2018 benefited primarily from higher mark-to-market earnings, favorable income from minority interest and thermal and trading businesses, and positive mid-period assessment achievements, which were partially offset by unfavorable pricing, expiring production tax credits and the absence of income recorded year-to-date 2018 for the release of collateral for two power purchase agreements and income from the settlement mentioned above.

Corporate

Corporate primarily reflects net interest expenses and taxes period over period. Earnings for the third quarter of 2019 compared to 2018 were negatively impacted by increased interest expense related to new debt.

Earnings for the first nine months of 2019 compared to 2018 benefited from a favorable income tax expense primarily due to a favorable discrete item year-to-date 2019 and a favorable change in the consolidating tax rate adjustments, which were more than offset by increased interest expense.

Gas Storage

The sales of the Gas Storage and Trading businesses were completed on May 1 and March 1, 2018, respectively.

Outlook

AVANGRID is revising its consolidated U.S. GAAP earnings outlook for 2019 to $2.36-$2.46 per share, from the previously reported estimate of $2.18-$2.28 per share, due to changes in mark-to-market expectations. AVANGRID is affirming its consolidated non-U.S. GAAP earnings outlook for 2019 of $2.25-$2.35 per share, however, is revising its earnings outlook for the business segments to reflect outage restoration and staging costs, increased personnel costs, expected earnings from asset sales/partnership transactions, and estimated taxes.

AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings segments are summarized as follows.

Outlook - Estimated EPS
	As of July 23, 2019		As of October 29, 2019
	U.S. GAAP(1)	Non-U.S. GAAP Adjusted	U.S. GAAP(1)	Non-U.S. GAAP Adjusted
Networks	$1.75 - $1.85	$1.75 - $1.85	$1.68 - $1.75	$1.68 - $1.75
Renewables	$0.41 - $0.47	$0.48 - $0.54	$0.73 - $0.81	$0.62 - $0.70
Corporate	($0.05) - $0.00	($0.05) - $0.00	($0.13) - ($0.06)	($0.13) - ($0.06)
EPS	$2.18 - $2.28	$2.25 - $2.35	$2.36- $2.46	$2.25 - $2.35

(1) Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding

For additional information, see “Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook” at the end of the release.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2019 earnings tomorrow, Wednesday, October 30th beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $34 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,500 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses, Forward 2020+ Mid-period Assessment initiatives, or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current reasonable beliefs, expectations and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on form 10-Q for the six months ended June 30, 2019, which are on file with the U.S. Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, loss from held for sale measurement, accelerated depreciation derived from repowering of wind farms, income from release of collateral, impact of the Tax Act and adjustments for the non-core Gas storage business. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($M)	2019	2018	2019	2018
Operating Revenues	$1,487	$1,546	$4,729	$4,813
Operating Expenses
Purchased power, natural gas and fuel used	279	342	1,101	1,197
Loss from assets held for sale	-	1	-	16
Operations and maintenance	588	574	1,714	1,634
Depreciation and amortization	237	226	681	644
Taxes other than income taxes	144	150	446	444
Total Operating Expenses	1,248	1,293	3,942	3,935
Operating Income	239	253	787	878
Other Income and (Expense)
Other income (expense)	6	(16)	1	(57)
(Losses) earnings from equity method investments	(1)	1	1	8
Interest expense, net of capitalization	(72)	(75)	(226)	(219)
Income Before Income Tax	172	163	563	610
Income tax expense	33	29	103	128
Net Income	139	134	460	482
Net loss (income) attributable to noncontrolling interests	11	(9)	17	(6)
Net Income Attributable to Avangrid, Inc.	$150	$125	$477	$476

Earnings per Common Share, Basic:	$0.48	$0.40	$1.54	$1.54
Earnings per Common Share, Diluted:	$0.48	$0.40	$1.54	$1.54
Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.5	309.7	309.5	309.7

Amounts may not add due to rounding

Reconciliation of Non-U.S.GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$88	$96	$(8)	$354	$375	$(21)
Renewables	74	20	54	152	141	11
Corporate	(12)	10	(22)	(29)	(20)	(9)
Gas Storage	-	(1)	1	-	(20)	20

GAAP Net Income	$150	$125	$24	$477	$476	$1
Adjustments:
Restructuring charges	2	1	1	4	2	2
Mark-to-market earnings - Renewables	(42)	10	(53)	(66)	9	(74)
Loss from held for sale measurement	-	1	(1)	-	16	(16)
Accelerated depreciation from repowering	5	-	5	15	-	15
Income from release of collateral - Renewables	-	7	(7)	-	-	-
Impact of the Tax Act	-	(0)	0	-	7	(7)
Income tax impact of adjustments*	9	(5)	15	12	11	1
Gas Storage, net of tax	-	0	(0)	-	(10)	10

Adjusted Net Income	$123	$139	$(15)	$442	$511	$(68)

* 2019: Income tax impact of adjustments: $17.2M from mark-to-market (MtM) earnings and $(3.9)M from accelerated depreciation - Renewables, $(1.0)M from restructuring charges - Networks and Corporate.

* 2018: Income tax impact of adjustments: $(2.3)M from mark-to-market (MtM) earnings - Renewables, $(0.6)M from restructuring charges - Networks, $14.4M from loss from held for sale measurement - Gas.

	Non-U.S. GAAP Adjusted Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$89	$96	$(7)	$355	$376	$(21)
Renewables	46	33	14	115	147	(32)
Corporate	(12)	10	(22)	(28)	(13)	(15)

Adjusted Net Income	$123	$139	$(15)	$442	$511	$(68)

Avangrid, Inc.

Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$0.28	$0.31	$(0.03)	$1.14	$1.21	$(0.07)
Renewables	0.24	0.06	0.17	0.49	0.45	0.04
Corporate	(0.04)	0.03	(0.07)	(0.09)	(0.06)	(0.03)
Gas Storage	-	(0.00)	0.00	-	(0.06)	0.06

GAAP Earnings Per Share	$0.48	$0.40	$0.08	$1.54	$1.54	$0.00
Adjustments:
Restructuring charges	0.01	0.00	0.00	0.01	0.01	0.01
Mark-to-market earnings - Renewables	(0.14)	0.03	(0.17)	(0.21)	0.03	(0.24)
Loss from held for sale measurement	-	0.00	(0.00)	-	0.05	(0.05)
Accelerated depreciation from repowering	0.02	-	0.02	0.05	-	0.05
Income from release of collateral - Renewables	-	0.02	(0.02)	-	-	-
Impact of the Tax Act	-	(0.00)	0.00	-	0.02	(0.02)
Income tax impact of adjustments*	0.03	(0.02)	0.05	0.04	0.04	0.00
Gas Storage, net of tax	-	0.00	(0.00)	-	(0.03)	0.03

Adjusted Earnings Per Share	$0.40	$0.45	$(0.05)	$1.43	$1.65	$(0.22)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

* 2019: EPS Income tax impact of adjustments: $0.05 from mark-to-market (MtM) earnings and $(0.01) from accelerated depreciation - Renewables.

* 2018: EPS Income tax impact of adjustments: $(0.01) from mark-tomarket (MtM) earnings - Renewables, $0.05 from loss from held for sale measurement.

	Non-U.S. GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2019	2018	‘19 vs ‘18	2019	2018	‘19 vs ‘18
Networks	$0.29	$0.31	$(0.02)	$1.15	$1.22	$(0.07)
Renewables	0.15	0.11	0.04	0.37	0.48	(0.10)
Corporate	(0.04)	0.03	(0.07)	(0.09)	(0.04)	(0.05)

Adjusted Earnings Per Share	$0.40	$0.45	$(0.05)	$1.43	$1.65	$(0.22)

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

Avangrid, Inc. Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook - Estimated EPS

	As of 7/23/19	As of 10/29/19
Networks	$1.75 - $1.85	$1.68 - $1.75
Renewables	$0.41 - $0.47	$0.73 - $0.81
Corporate	($0.05) - $0.00	($0.13) - ($0.06)
U.S. GAAP EPS(1)	$2.18 - $2.28	$2.36 - $2.46

Adjustments:
Mark-to-market earnings	$0.01	($0.16)
Accelerated depreciation on repowering	$0.05	$0.05
Adjusted EPS	$2.25 - $2.35	$2.25 - $2.35

Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook - Estimated EPS

Networks	$1.75 - $1.85	$1.68 - $1.75
Renewables	$0.48 - $0.54	$0.62 - $0.70
Corporate	($0.05) - $0.00	($0.13) - ($0.06)
Adjusted EPS	$2.25 - $2.35	$2.25 - $2.35

(1) Includes the MtM portion asset or liability that will be realized in ‘19 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding